CLOSING AGREEMENT

      This Closing Agreement (this "AGREEMENT") is made effective as of December 10, 2004, by and among Biofarm, Inc., a Nevada corporation ("BIOF"), and friendlyway, Inc. a Delaware corporation ("FWAY"), and each of FWAY's stockholders listed in EXHIBIT A attached hereto (collectively, the "FWAY STOCKHOLDERS"), with reference to the material facts and circumstances set forth in the Recitals below.


                                    RECITALS
                                    --------

      A. BIOF, FWAY and FWAY Stockholders are parties to that certain Share Exchange Agreement ("EXCHANGE AGREEMENT") of even date herewith pursuant to which BIOF will acquire all of the issued and outstanding shares of FWAY's capital stock from the FWAY Stockholders in exchange for issuance of shares of BIOF's Common Stock to the FWAY Stockholders (the "EXCHANGE").

      B. To memorialize certain changes in circumstances since the execution of the Exchange Agreement as more particularly described herein and to facilitate the Closing, the parties to the Exchange Agreement desire to enter into this Closing Agreement.

      C. The  parties   are  executing  this  Agreement  to  memorialize   their
understanding regarding the foregoing.



                                    AGREEMENT
                                    ---------


      NOW, THEREFORE, in consideration of the covenants, promises and representations made under the Exchange Agreement, set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree follows:

                                    SECTION 1

                                 INTERPRETATION.

      1.1 INTERPRETATION. Except as stated otherwise in this Agreement, the Exchange Agreement, including any Exhibit and Schedule thereto, shall remain in full force and effect. In the event of a conflict between the provisions of this Agreement and those of the Exchange Agreement, this Agreement shall control. Terms with initial capital letters are defined terms which shall have the respective meanings given them in the Exchange Agreement, unless the context of this Agreement requires otherwise.

                                    SECTION 2

                                    CHANGES.

      2.1 ADDITIONAL  FWAY  STOCKHOLDERS.  As  more  particularly  described  in
Schedule 3.3 of the Schedule of Exceptions attached hereto as EXHIBIT B, subsequent to the execution of the Exchange Agreement, the following parties (the "NEW STOCKHOLDERS") became stockholders of FWAY: (a) Pacific Capsource, Inc.; (b) Karl Heinz Johannsmeier; (c) Henry Lo; and (d) Derma Plus, Inc. For all purposes, the New Stockholders shall be deemed to be parties to the Exchange Agreement and shall be treated as FWAY Stockholders (as that term is defined in the Exchange Agreement). EXHIBIT A to the Exchange Agreement shall be deemed to be amended and restated to be as set forth on EXHIBIT A to this Agreement.

      2.2 SCHEDULE OF EXCEPTIONS. The Schedule of Exceptions attached hereto as EXHIBIT B sets forth exceptions to FWAY's, FWAY Stockholders', and BIOF's respective representations and warranties as of the Closing. The Schedule of Exceptions attached to the Exchange Agreement shall be deemed to be amended and restated to be as set forth on EXHIBIT B to this Agreement.

      2.3 FAILURE OF CONVERSION CONDITIONS RELATING TO ISSUANCE OF BIOF COMMON STOCK. FWAY represents and warrants that with respect to the five (5) Unsecured Convertible Promissory Notes (the "NOTES") listed in Schedule 3.3(B) of the Schedule of Exceptions attached hereto, because the Conversion Conditions (defined in the Notes) did not occur prior to November 15, 2004 as required, the principal and accrued interest on the Notes will not convert into 2,833,333 shares of BIOF Common Stock as provided for in the Notes.

      2.4 WAIVER OF CERTAIN CONDITIONS TO CLOSING. FWAY and each of the FWAY Stockholders hereby waive the following conditions to their respective obligation to close as more particularly described in Section 7 of the Exchange
Agreement: (a) Section 7.9 (Voting Agreement);  (b) 7.11 (Lockup Agreement); and
(c) Section 7.15 (Registration Rights). Notwithstanding the foregoing, however, BIOF agrees that subsequent to the Closing it shall execute the Voting Agreement, Registration Rights Agreement, and the Finder's Fee Agreement substantially in the forms previously delivered to BIOF.

      2.5 AFFIRMATION BY FWAY STOCKHOLDERS. Each of the FWAY Stockholders hereby affirms to its actual knowledge, as of the effective date of this Agreement, that: (a) it is not aware of any breach by BIOF of any of BIOF's representations and warranties set forth in the Exchange Agreement, and (b) there are no facts or circumstances actually known to such FWAY Stockholder giving rise to an FWAY Stockholders Claim (as defined in the that certain Indemnification Agreement dated effective December 10, 2004 by and among BIOF, FWAY, FWAY Stockholders and certain Trustees (the "INDEMNIFICATION AGREEMENT")). Furthermore, the parties acknowledge and agree that notwithstanding the foregoing affirmation, nothing shall preclude an FWAY Stockholder from pursuing an FWAY Stockholder Claim predicated upon any facts or circumstances that become known to such FWAY Stockholder at any time subsequent to the effective date of this Agreement.

                                    SECTION 3

                                 MISCELLANEOUS.

      3.1 AMENDMENT. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by FWAY, each FWAY Stockholder and BIOF.

      3.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent overnight courier, by facsimile or otherwise delivered by hand or by messenger addressed:

            (a) if to BIOF:

                        To the CEO or President of BIOF at the address stated in the then most current BIOF SEC Document.

            (b) if to FWAY:

                        friendlyway, Inc.
                        1255 Battery Street, Suite 200
                        San Francisco, CA 94111
                        Attn: President
                        Facsimile: (415) 288-3334

            (c) If to the FWAY Stockholders:

                To the  contact  person  at the  address  set  forth  in
EXHIBIT A.
----------

      Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by courier, at the earlier of its receipt or 48 hours after the same has been given to a reputable courier service, addressed and mailed as aforesaid, if sent by facsimile, upon confirmation of facsimile transfer.

      3.3 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

      3.4 SUCCESSORS AND ASSIGNS. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other parties. Any attempt by a party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      3.5 ENTIRE AGREEMENT. The Exchange Agreement and this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

      3.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence  therein,  or of or in any  similar  breach or  default  thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement (including, without limitation, the remedies described in Section 10) or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

      3.7 SEVERABILITY. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

      3.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      3.9 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      3.10 JURISDICTION; VENUE. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

      3.11 CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party, except as otherwise provided in this Agreement. This Agreement shall at all times be construed so as to carry out the purposes stated herein. Time shall be of the essence.

      3.12 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation all fees, costs and expenses of appeals.

            (THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.)

      IN WITNESS WHEREOF, this Closing Agreement is executed as of the date first written above.


--------------------------------------------------------------------------------

BIOFARM, INC., a Nevada corporation       FRIENDLYWAY AG, a German corporation

                                          By:  ______________________________

By:  ______________________________       Name:  ___________________________

Name:  ___________________________        Title:  _____________________________

Title:  _____________________________


--------------------------------------------------------------------------------

FRIENDLYWAY, INC., a Delaware
corporation

By:  ______________________________       __________________________________
                                          ALEXANDER VON WELCZECK
Name:  ___________________________

Title:  _____________________________


--------------------------------------------------------------------------------


----------------------------------        ----------------------------------
HENRY LO                                  KARL HEINZ JOHANNSMEIER


--------------------------------------------------------------------------------

DERMA PLUS, INC., a Nevada corporation    PACIFIC CAPSOURCE, INC., a Nevada
                                          corporation
By:  ______________________________
                                          By:  ______________________________
Name:  ____________________________
                                          Name:  ____________________________
Title:  _____________________________
                                          Title:  _____________________________

--------------------------------------------------------------------------------

                                   EXHIBIT "A"

                                FWAY STOCKHOLDERS
                                -----------------

                                   EXHIBIT "B"

                             SCHEDULE OF EXCEPTIONS
                             ----------------------



                                 [SEE ATTACHED]











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